UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2004

DELTA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia  30320-6001
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (404) 715-2600

Registrant’s Web site address:    www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2004, the Personnel & Compensation Committee (the “Committee”) of Delta's Board of Directors granted non-qualified, non-transferable stock option awards to Delta’s executive officers, other than Mr. Grinstein, under Delta's 2000 Performance Compensation Plan (the “Plan”).

When Mr. Grinstein agreed to serve as Chief Executive Officer, he said he would not accept any incentive compensation awards.  Consistent with that decision, no stock options were granted to Mr. Grinstein.  In addition, Mr. Grinstein voluntarily relinquished his salary for the first and fourth quarters of 2004.

The stock option awards granted to each of the other executive officers constitute that officer’s targeted long-term incentive opportunity for the year.  None of the executive officers have received any other stock option award or long-term incentive opportunity in 2004.  The Committee does not intend to grant stock options to the executive officers in 2005.

Name	Title	Number of Options	Grant Date	Exercise Price	Expiration Date
Gerald Grinstein	Chief Executive Officer	0	--	--	--
Michael J. Palumbo	Executive Vice President and Chief Financial Officer	330,900	11/17/2004	$7.01	11/17/2010
Joseph C. Kolshak	Sr. Vice President and Chief of Operations	313,400	11/17/2004	$7.01	11/17/2010
Lee A. Macenczak	Sr. Vice President and Chief Customer Service Officer	313,400	11/17/2004	$7.01	11/17/2010
Paul G. Matsen	Sr. Vice President and Chief Marketing Officer	313,400	11/17/2004	$7.01	11/17/2010
Gregory L. Riggs	Sr. Vice President, General Counsel and Chief Corporate Affairs Officer	313,400	11/17/2004	$7.01	11/17/2010
James M. Whitehurst	Sr. Vice President and Chief Network and Planning Officer	296,700	11/17/2004	$7.01	11/17/2010

The stock options become exercisable in three equal installments on the first, second and third anniversaries of the grant date, and expire at the close of business on November 17, 2010, the sixth anniversary of the grant date.  These terms are identical to the corresponding provisions in the broad-based stock option grants that Delta made to approximately 60,000 employees, excluding the executive officers, on November 11, 2004.  The exercise price of the stock options granted to executive officers is $7.01, compared to $6.30 for the stock options granted under the broad-based program on November 11, 2004.

If an executive officer’s employment with Delta terminates for any reason, other than retirement, disability or death, the officer forfeits his stock options.  In the event of retirement, the officer forfeits all stock options not exercisable at the time of retirement.

Each executive officer who received a stock option award has agreed that, during such officer’s employment with Delta and for one year thereafter, the officer will not (1) provide certain services to specified U.S. airlines or (2) solicit employees away from Delta.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Edward H. Bastian
Date: November 23, 2004	Edward H. Bastian Senior Vice President – Finance and Controller